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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 8, 1998, included in Registration Statement File No. 333-44873. It should be noted that we have not audited any financial statements of the company subsequent to March 31, 1998, or performed any audit procedures subsequent to the date of our report.

Baltimore, Maryland                                      /S/ Arthur Andersen LLP

June 15, 1998

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